Exhibit 21.1

Subsidiaries of Phillips Edison Grocery Center REIT II, Inc.

Name	Jurisdiction
Bethany Village Station LLC	Delaware
Breakfast Point Station LLC	Delaware
Colonial Promenade Station LLC	Delaware
Commonwealth Square Station LLC	Delaware
Falcon Valley Station LLC	Delaware
Farmington Station LLC	Delaware
Harvest Station LLC	Delaware
Hilander Village Station LLC	Delaware
Kings Crossing Station LLC	Delaware
Kipling Station LLC	Delaware
Laguna Station LLC	Delaware
Lake Wales Station LLC	Delaware
Lake Washington Station LLC	Delaware
Lakeshore Crossing Station LLC	Delaware
League City Station LLC	Delaware
MetroWest Village Station LLC	Delaware
Milan Station LLC	Delaware
North Point Station LLC	Delaware
Northpark Village Station LLC	Delaware
Oakhurst Plaza Station LLC	Delaware
Old Alabama Square Station LLC	Delaware
Onalaska Station LLC	Delaware
PE Grocery Center OP GP II LLC	Delaware
Phillips Edison Grocery Center Operating Partnership II L.P.	Delaware
Phillips Edison Grocery Center REIT II, Inc.	Maryland
Phillips Edison NTR II LLC	Delaware
Phillips Edison Special Limited Partner II LLC	Delaware
Point Loomis Station LLC	Delaware
Quivira Crossings Station LLC	Delaware
Ryanwood Square Station LLC	Delaware
Shakopee Station LLC	Delaware
Shasta Station LLC	Delaware
Southfield Station LLC	Delaware
Spivey Junction Station LLC	Delaware
Spring Cypress Village Station LLC	Delaware
Staunton Station LLC	Delaware
Waterford Park Station LLC	Delaware
Willimantic Station LLC	Delaware